                                                                    Exhibit 10.1


          EMPLOYMENT AGREEMENT dated as of May 18, 1998, between NETWORK-1 SOFTWARE & TECHNOLOGY, INC., a Delaware corporation with its principal office located at 909 Third Avenue, 9th Floor, New York, New York 10022 (the "Company"), and AVI A. FOGEL residing at 22 Hollywood Drive, Chestnet Hill, Massachusetts (the "Executive").

          The Company desires to enter into this Agreement in order to assure itself of the service of Executive, and Executive desires to accept employment with the Company, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

          SECTION 1. Employment. The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth.

          SECTION 2. Term. The employment of Executive hereunder shall be for a period commencing on the date hereof (the "Commencement Date") and ending on the fourth anniversary of the Commencement Date (the "Term") or such earlier date upon which the employment of the Executive shall terminate in accordance with the provisions hereof. The period commencing on the Commencement Date and ending on the date of termination of the Executive's employment hereunder shall be called the "Term of Employment" for Executive, and the date on which the Executive's employment hereunder shall terminate shall be called the "Termination Date.".

          SECTION 3. Duties. During the Term of Employment, Executive shall be employed as the President and Chief Executive Officer of the Company and shall perform such duties as are consistent therewith as the Board of Directors of the Company (the "Board") shall designate. Executive shall use his best efforts to perform well and faithfully the foregoing duties and responsibilities. In addition, effective upon the Commencement Date, Executive shall serve as a member of the Board. For purposes of this Agreement, so long as Executive shall serve as a member of the Board, any references herein to decisions or determinations to be made by the Board with respect to Executive (including, without limitation, matters relating to compensation and termination) shall be made by a majority of the then members of the Board excluding Executive, who shall recuse himself and abstain from voting with respect to any such matters.

          SECTION 4. Time to be Devoted to Employment. During the Term of Employment, Executive shall devote all of his business time, attention and energies to the business of the Company (except for vacations to which he is entitled pursuant to Section 6(b) and periods of illness or incapacity). During the Term of Employment, Executive shall not engage in any business activity which, in the reasonable judgment of the Board, conflicts with the duties of Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

          SECTION 5.  Compensation.

               (a) The Company shall pay to Executive an annual base salary (the "Base Salary") during the Term of Employment of not less than $150,000 per annum, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to its executive officers, which Base Salary shall be subject to such increases as the Board, in its sole discretion, may from time to time determine. Executive's Base Salary and performance shall be reviewed at least annually by the Board.

               (b) In addition, to the Base Salary set forth in paragraph 5(a) above, during the term of employment, Executive shall be eligible to receive incentive compensation of up to $50,000 per annum (to be distributed as directed by the Board of Directors) based upon the Company's attainment of certain financial results to be established by mutual agreement between the Board and Executive.

               (c) On the Commencement Date the Company shall grant to the Executive a non-qualified stock option (the "Option") of five (5) years' duration for the purchase of 475,000 shares (the "Shares") of the Company's Common Stock at an exercise price of $1.50 per share. The Option shall vest as to 34% of the Shares covered thereby on the Commencement Date and an additional 22% of the Shares covered thereby on each anniversary of the Commencement Date, conditioned only on the Executive's continued employment by the Company. The form of Option is attached as Exhibit A hereto.

          SECTION 6.  Business Expenses; Benefits.

               (a) The Company shall reimburse Executive, in accordance with the practice from time to time for executive officers of the Company, for all reasonable and necessary expenses and other disbursements incurred by Executive for or on behalf of the Company in the performance of Executive's duties hereunder. Executive shall provide such appropriate documentation of expenses and disbursements as may from time to time be required by the Company.

               (b) During the Term of Employment, Executive shall be entitled to four (4) weeks vacation per year.

               (c) During the Term of Employment, Executive shall be entitled to participate in the group health, life and disability insurance benefits, and retirement plan benefits made available from time to time for its employees generally.

          SECTION 7.  Involuntary Termination.

               (a) If Executive is incapacitated or disabled (such condition being hereinafter referred to as a "Disability") in a manner that would qualify Executive for benefits under the disability policy of the Company (the "Disability Policy"), the Term of Employment and employment of the Executive under this Agreement shall cease (such termination, as well as a termination under Section 7(b), being hereinafter referred to as an "Involuntary Termination") and Executive shall be entitled to receive the benefits payable under the Disability Policy and in accordance with Section 9 hereof.

               (b) If Executive dies during the Term of Employment, the Term of Employment and Executive's employment hereunder shall cease as of the date of the Executive's death and Executive shall be entitled to receive the benefits payable in accordance with Section 9 hereof.

          SECTION 8.  Termination by the Company.

               (a) Termination For Cause. The Company may terminate the Term of Employment and the employment of the Executive hereunder at any time for Cause (as hereinafter defined) (such termination being referred to herein as a "Termination For Cause") by giving Executive written notice of such termination, effective immediately upon the giving of such notice to the Executive. As used in this Agreement, "Cause" means the Executive's (a) commission of an act (i) constituting a felony or (ii) involving fraud, moral turpitude, theft or dishonesty which is not a felony and which materially adversely affects the Company or could reasonably be expected to materially adversely affect the Company, (b) repeated failure to be reasonably available to perform his duties, which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company, (c) repeated failure to follow the lawful directions of the Board, which, if curable, shall not have been cured within 30 business days of written notice thereof from the Company, (d) material breach of any agreement with the Company (including any provisions of this or any agreement between Executive and the

Company) which, if curable, shall not have been cured within 30 business days of written notice thereof from the Company.

               (b) Termination Other Than for Cause. The Company may terminate this Agreement and the employment of Executive other than for cause as defined in Section 8(a) above (such termination shall be defined as a "Termination Other Than for Cause") by giving Executive written notice of such termination, which notice shall be effective upon the giving of such notice or such later date set forth therein.

          SECTION 9.  Effect of Termination.

               (a) Upon the termination of the Term of Employment and Executive's employment hereunder due to Termination for Cause (as defined in Section 8(a) above), neither Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement, except to receive (i) the unpaid portion, if any, of the Base Salary provided for in
Section 5(a), computed on a pro rata basis to the Termination Date (based on the actual number of days elapsed over the actual number of days elapsed over the year in which such termination occurs), (ii) any unpaid accrued benefits of Executive, (iii) reimbursement for any expenses for which Executive shall not have been reimbursed as provided in Section 6(a), and (iv) Executive's rights under the vested portion of the Option.

               (b) Upon the termination of Executive's employment hereunder due to an Involuntary Termination, neither Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right to receive (i) the amounts set forth in Section 9(a), and
(ii)the vesting of all of the Options that would have vested in the year of Involuntary Termination and one-half of the Options that would have vested in the year following the year of Involuntary Termination.

               (c) Upon the termination of Executive's employment upon a Termination Other Than for Cause (as defined in Section 8(b) above), neither Executive nor his beneficiary nor his estate shall have any rights or claims against the Company except to receive (i) the amounts set forth in 9(b) (including Options), and (ii) the lesser of (A) one year's Base Salary as in effect at the time of the Termination Other Than for Cause or (B) Executive's Base Salary for the balance of the term of this Agreement.

               (d) For purposes of this Section 9, if Executive is asked to assume any duties or the material reduction of duties, either of which is substantially inconsistent with the position of

President and Chief Executive Officer of the Company, Executive, upon 30 days notice to the Board of Directors setting forth in reasonable detail the respects in which Executive believes such assignment or duties are substantially inconsistent with the level of Executive's position, may resign from the Company and such resignation will be treated as a Termination Other Than For Cause pursuant to this Section 9.

               (e) Upon the termination of Executive's employment hereunder for any reason, Executive shall, upon the written request of a majority of the members of the Board, immediately resign as a member of the Board.

          SECTION 10. Insurance. The Company may, for its own benefit, in its sole discretion, maintain "key-man" life and disability insurance policies covering Executive. Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company's obtaining and maintaining such policies.

          SECTION 11. Disclosure of Information. Executive will not, either during the Term of Employment or at any time thereafter, divulge, publish, communicate, furnish or make accessible to anyone any knowledge or information with respect to the Company's confidential, secret or proprietary products, technology, methods, plans, materials and processes, or with respect to any other confidential, secret or proprietary aspects of the business, activities or products of the Company including, without limitation, (a) software programs, source code, object code, product development information, research and development projects or other technical data pertaining to the Company's products (whether or not subject to patent, trademark or copyright protection) or (b) any customer or client lists, telephone leads, prospects lists, sales figures and forecasts, purchase costs, financial projections, advertising and marketing plans and business strategies and plans; except as such items set forth in clauses (a) and (b) above may already be in the public domain through no fault of Employee (all of the foregoing items set forth in clauses (a) and (b) being referred to herein collectively as "Confidential Property"). Upon the termination of the Term of Employment, Executive shall return to the Company all property (including Confidential Property) of the Company (or any subsidiary or affiliate thereof) then in the possession of Executive and all books, records, computer tapes or discs and all other material containing non-public information concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof.

          SECTION 12. Right to Inventions. Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all marks, designs, logos, inventions, improvements, technical information and suggestions relating in any way to the business conducted by the Company, which he may develop or which may be acquired by Executive during the Term of Employment (whether or not during usual working hours), together with all trademarks, patent applications, letters, patent, copyrights and reissues thereof that may at any time be granted for or upon any such mark, design, logo, invention, improvement or technical information (collectively, "Inventions"). In connection therewith, Executive shall (at the Company's sole cost and expense) take all actions reasonably necessary or desirable to assign and/or confirm the assignment of any Invention to the Company.

          SECTION 13.  Restrictive Covenant.

               (a) The Company is in the business of developing, marketing, licensing and supporting network software security products and also provides consulting in network security, network design, troubleshooting and engineering (the "Business"). Executive acknowledges and recognizes that the Business has been conducted, and sales of its products have been made, throughout the United States, and Executive further acknowledges and recognizes the highly competitive nature of the industry in which the Business is involved. Accordingly, in consideration of the premises contained herein, the consideration to be received hereunder, stock options to be granted Executive, Executive shall not, during the Non-Competition Period (as defined below): (i) directly or indirectly engage, whether or not such engagement shall be as a partner, stockholder, affiliate or other participant, in any Competitive Business (as defined below), or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit, (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any other person or entity, including, without limitation, any customer, supplier, employee or consultant of the Company, (iii) induce any employee of the Company to terminate his employment with the Company or to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business), or (iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business). Anything contained in this Section 13 to the contrary notwithstanding, an investment by Executive in any publicly traded company in which Executive and his affiliates exercise no operational or strategic control and which constitutes less than 5% of the capital of such entity shall not constitute a breach of this Section 13.

               (b) As used herein, "Non-Competition Period" shall mean the period commencing on the date hereof and terminating on the Termination Date; provided, however, that if the Term of Employment shall have been terminated pursuant to Section 8 (a), then "Non-Competition Period" shall mean the period commencing on the date hereof and ending on the second anniversary of the Termination Date. "Competitive Business" shall mean any business in any State of the United States engaged in the development, marketing and licensing of network software security products, or in any other line of business in which the Company was engaged or had a formal plan to enter as of the Termination Date.

               (c) Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder and pursuant to other agreements between the Company and Executive to justify clearly such restrictions which, in any event (given his education, skills and ability), Executive does not believe would prevent him from earning a living.

          SECTION 14. Enforcement; Severability; Etc. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to (a) delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made or (b) otherwise to render it enforceable in such jurisdiction.

          SECTION 15. Remedies. Executive acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by Executive of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any breach or threatened breach of this Agreement.

          SECTION 16. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by a nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:   Network-1 Software & Technology, Inc.
                         909 Third Avenue, 9th Floor
                         New York, New York 10022
                         Telecopier: (212) 293-3090
                         Telephone:  (212) 293-3068
                         Attention: Robert Russo

with copies to:          Bizar Martin & Taub, LLP
                         1350 Avenue of the Americas
                         29th Floor
                         New York, NY 10019
                         Telecopier:(212) 581-8958
                         Telephone:     (212) 265-8600
                         Attention:     Sam Schwartz, Esq.

if to Executive, to:     Avi A. Fogel
                         22 Hollywood Drive
                         Chestnut Hill, Massachusetts 02167-3070


or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

          SECTION 17. Binding Agreement; Benefit. The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.

          SECTION 18. Governing Law. This Agreement will be governed by, construed and enforced in accordance with, the laws of the State of Massachusetts (without giving effect to principles of conflicts of laws).

          SECTION 19. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

          SECTION 20. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties.

          SECTION 21. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 22. Assignment. This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any of its subsidiaries and affiliates.

          SECTION 23. Gender. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

          SECTION 24. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the date first written above.


                              NETWORK-1 SOFTWARE & TECHNOLOGY, INC.


/s/ Avi Fogel                 By:        /s/ Robert Russo
------------------                ---------------------------------
Avi A. Fogel

                 NEITHER THE OPTION REPRESENTED BY THIS CERTIFICATE
               NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE
                 BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
               AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND MAY
                NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS,
                    THE RULES AND REGULATIONS THEREUNDER OR THE
                       PROVISIONS OF THIS OPTION CERTIFICATE


                        NETWORK-1 SOFTWARE & TECHNOLOGY, INC.

                                ______________________

                                  OPTION TO PURCHASE

                                SHARES OF COMMON STOCK

                                 AS HEREIN DESCRIBED

                             Dated:  as of May ____, 1998


                       This certifies that, for value received

                         NAME:    Avi A. Fogel ("Optionee")

                         ADDRESS: 22 Hollywood Drive
                                  Chestnut Hill, MA 02167-3070


or permitted assigns (the "Holder") are entitled, subject to the terms set forth herein, to purchase from Network-1 Software & Technology, Inc. (the "Company"), a Delaware corporation, having its offices at 909 Third Avenue, 9th Floor, New York, New York 10022, Four Hundred Seventy Five Thousand (475,000) shares of the Company's common stock subject to adjustment as set forth herein.

     1. As used herein:

          (a) "Common Stock" or "Common Shares" shall initially refer to the Company's common stock including Underlying Securities, as more fully set forth in Section 5 hereof.

          (b) "Option Price" or "Common Share Price" shall be One Dollar and Fifty Cents ($1.50) per share.

          (c) "Underlying Securities" or "Underlying Shares" or "Underlying Stock" shall refer to the Common Shares or other securities or property issuable or issued upon exercise of this Option.

          (d) "Change of Control" shall mean:

              (i) the acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended(the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty (40%) percent or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors where such person, entity or group owned less than 5% of such voting power on the date of this Option; or

             (ii) The shareholders of the Company approve a merger or
                  consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (other than to a subsidiary or subsidiaries).

     2. (a) The purchase rights represented by this Option may be exercised by the Holder hereof, in whole or in part (but not as to less than a whole Common Share), as to the vested portion (as defined below) of this Option only, at any time, and from time to time, during the period commencing this date, until May __, 2003 (the "Expiration Date"), by the presentation of this Option, with the purchase form attached duly executed, at the Company's office (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to Section 13 hereof), specifying the number of Common Shares as to which the Option is being exercised, and upon payment by the Holder to the Company in cash or by certified check or bank draft, in an amount equal to the Option Price times the number of Common Shares then being purchased hereunder. This Option shall vest as follows:

               (i) As to 34% of the Underlying Shares on the date of this
                   Option;

              (ii) As to the balance of 66% of the Underlying Shares, 22% of such shares on each of the first three anniversary dates of the date of this Option, provided the Optionee is then an employee of the Company;

             (iii) As to 50% of the remaining Underlying Shares if a Change in
                   Control occurs within one year of the date of this Option, provided the Optionee is then an employee of the Company;

              (iv) As to all of the unvested portion of this Option if a Change of Control occurs more than one year after the date of this Option, provided the Optionee is then an employee of the Company.

     The portion of this Option which has vested pursuant to (i) to

              (iv) above shall be referred to as the "vested portion".

          (b) The Company agrees that the Holder hereof shall be deemed the record owner of such Underlying Securities as of the close of business on the date on which this Option shall have been presented and payment made for such Underlying Securities as aforesaid. Certificates for the Underlying Securities so obtained shall be delivered to the Holder hereof within a reasonable time, not exceeding seven (7) days, after the rights represented by this Option shall have been so exercised. If this Option shall be exercised in part only or transferred in part subject to the provisions herein, the Company shall, upon surrender of this Option for cancellation or partial transfer, deliver a new Option evidencing the rights of the Holder hereof to purchase the balance of the Underlying Shares which such Holder is entitled to purchase hereunder.

     3. Subject to the provisions of Section 8 hereof, (i) this Option is exchangeable at the option of the Holder at the aforesaid office of the Company for other Options of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Common Shares as are purchasable hereunder; and (ii) this Option may be divided or combined with other Options which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Options are to be issued, and the payment of any transfer tax due in connection therewith.

     4. Subject and pursuant to the provisions of this Section 4, the Option Price and number of Common Shares subject to this Option shall be subject to adjustment from time to time as set forth hereinafter in this Section 4.

          (a) If the Company shall at any time subdivide its outstanding Common Shares by recapitalization, reclassification, stock dividend, or split-up thereof or other means, the number of Common Shares subject to this Option immediately prior to such subdivision shall be proportionately increased and the Option Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof or other means, the number of Common Shares subject to this Option immediately prior to such combination shall be proportionately decreased and the Option Price shall be proportionately increased. Any such adjustment to the Option Price shall become effective at the close of business on the record date for such subdivision or combination.

          (b) If the Company after the date hereof shall distribute to all of the holders of its Common Shares any securities including, but not limited to Common Shares, or other assets (other than a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Option Price and the type and/or number of Underlying Securities in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Option rights substantially proportionate to and economically equivalent to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment made reasonably and in good faith by the Board of Directors shall be final and binding upon the Holders and shall become effective as of the record date for such distribution.

          (c) No adjustment in the number of Common Shares subject to this Option or the Option Price shall be required under this Section 4 unless such adjustment would require an increase or decrease in such number of shares of at least 1% of the then adjusted number of Common Shares issuable upon exercise of the Option, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment. If the Company shall make a record of the Holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution and legally abandon its plan to pay or deliver such dividend or distribution then no adjustment in the number of Common Shares subject to the Option shall be required by reason of the making of such record.

          (d) In case of any capital reorganization or reclassification or change of the outstanding Common Shares (exclusive of a change covered by Section 4(a) hereof or which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, change, capital reorganization or change in the ownership of the outstanding Common Shares), or in the case of any sale or conveyance or transfer of all or substantially all of the assets of the Company and in connection with which the Company is dissolved, the Holder of this Option shall have the right thereafter (until the expiration of the right of exercise of this Option) to receive upon the exercise hereof, for the same aggregate Option Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, change, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of Common Shares of the Company equal to the number of common shares obtainable upon exercise of this Option immediately prior to such event; and if any reorganization, reclassification, change, merger, consolidation, sale or transfer also results in a change in Common Shares covered by Section 4(a), then such adjustment shall be made pursuant to both this Section 4(d) and Section 4(a). The provisions of this Section 4(d) shall similarly apply to successive reclassification, or capital reorganizations, mergers or consolidations, changes, sales or other transfers.

          (e) The Company shall not be required to issue fractional Common Shares upon any exercise of this Option. As to any final fraction of a Common Share which the Holder of this Option would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the "current market price" (as defined in Section 4(f) below) of a share of such stock on the business day preceding the day of exercise. The Holder of this Option, by his acceptance hereof, expressly waives any right to receive any fractional shares of stock upon exercise of this Option.

          (f) As used herein, the "current market price" per share of Common Stock on any date shall be: (i) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sales price as reported on such national securities exchange; (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the average of the last reported closing bid and asked quotation for the Common Stock as reported on the Automated Quotation System of NASDAQ or a similar service if NASDAQ is not reporting such information; (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the Common Stock as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "current market price"); or (iv) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted by NASDAQ and there is no market maker in the Common Stock, the fair market value of such shares as determined by the Board of Directors.

          (g) Irrespective of any adjustments pursuant to this Section 4 in the Option Price or in the number, or kind, or class of shares or other securities or other property obtainable upon exercise of this Option, and without impairing any such adjustment the certificate representing this Option may continue to express the Option Price and the number of Common Shares obtainable upon exercise at the same price and number of Common Shares as are stated herein.

          (h) Until this Option is exercised, the Underlying Shares, and the Option Price shall be determined exclusively pursuant to the provisions hereof.

          (i) Upon any adjustment of this Option the Company shall give written notice thereof to the Holder which notice shall include the number of Underlying Securities purchasable and the price per share upon exercise of this Option and shall set forth in reasonable detail the events which resulted in such adjustment

     5. For the purposes of this Option, the terms "Common Shares" or "Common Stock" shall mean (i) the class of stock designated as the common stock of the Company on the date set forth on the first page hereof or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes from par value to no par value, or from no par value to par value or changes in par value. If at any time, as a result of an adjustment made pursuant to Section 4, the securities or other property obtainable upon exercise of this Option shall include shares or other securities of another corporation or other property, then thereafter, the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in
Section 4, and all other provisions of this Option with respect to Common Shares shall apply on like terms to any such other shares or other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Common Shares shall, in the event of an adjustment pursuant to Section 4, be deemed to refer also to any other shares or other securities or property when obtainable as a result of such adjustments.

     6. The Company covenants and agrees that:

          (a) During the period within which the rights represented by this Option may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Option, such number of its Common Shares as shall be issuable upon the exercise of this Option and at its expense will obtain the listing thereof on all quotation systems or national securities exchanges on which the Common Shares are then listed; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Option, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Option;

          (b) All Common Shares which may be issued upon exercise of the rights represented by this Option will, upon issuance, be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof; and

          (c) All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Option shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Options.

     7. Until exercised, this Option shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.

     8. This Option may not be transferred, sold or assigned except to, in whole or in part (i) any entity controlled by, or under common control with, the Optionee, (ii) the spouse, lineal descendants, estate or a trust for the benefit of any of the foregoing, or (iii) by operation of law. No transfer of all or a portion of the Option (as permitted hereby) or the Underlying Securities shall be made at any time unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act of 1933, as amended (the "Act"). Subject to the satisfaction of the aforesaid condition and upon surrender of this Option or certificates for any Underlying Securities at the office of the Company, the Company shall deliver a new Option or Options or new certificate or certificates for Underlying Securities to and in the name of the permitted assignee or assignees named therein. Any such certificate may bear a legend reflecting the restrictions on transfer set forth herein.

     9. If this Option is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may reasonably impose, issue a new Option of like denomination, tenor and date. Any such new Option shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Option shall be at any time enforceable by anyone.

     10. Any Option issued pursuant to the provisions of Section 9 hereof, or upon transfer, exchange, division or partial exercise of this Option or combination thereof with another Option or Options, shall set forth each provision set forth in Sections 1 through 15, inclusive, of this Option as each such provision is set forth herein, and shall be duly executed on behalf of the Company by a duly authorized officer.

     11. Upon surrender of this Option for transfer or exchange or upon the exercise hereof, this Option shall be canceled by the Company, and shall not be reissued by the Company and, except as provided in Section 2 in case of a partial exercise, Section 3 in case of an exchange or Section 8 in case of a transfer, or Section 9 in case of mutilation. Any new Option certificate shall be issued promptly but not later than fifteen (15) days after receipt of the old Option certificate.

     12. This Option shall inure to the benefit of and be binding upon the Holder hereof, the Company and their respective successors, heirs, executors, legal representatives and assigns.

     13. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two (2) days after mailing when mailed by certified or registered mail, return receipt requested, to the party to whom such notice is intended, at the address of such other party as set forth on the first page hereof, or at such other address of which the Company or Holder has been advised by the notice hereunder.

     14. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

     15. The validity, interpretation and performance of this Option and of the terms and provisions hereof shall be governed by the laws of the State of New York applicable to agreements entered into and performed entirely in such state.

          IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer as of May ___, 1998.


                        Network-1 Software & Technology, Inc.


                        By:
                           ----------------------------------

                                    PURCHASE FORM
                                    To Be Executed
                               Upon Exercise of Option

     The undersigned record holder of the within Option hereby irrevocably elects to exercise the right to purchase _______ Common Shares evidenced by the within Option, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full.

     The undersigned requests that certificates for such shares shall be issued in the name set forth below.


          Dated:              ,


                              ------------------------------------
                                           Signature

                              ------------------------------------
                                    Print Name of Signatory

                              ------------------------------------
                              Name to whom certificates are
                              to be issued if different from above

                              Address

                              ------------------------------------

                              ------------------------------------

                              Social Security No. or other
                              identifying number

                              ------------------------------------


If said number of shares shall not be all the shares purchasable under the within Option, the undersigned requests that a new Option for the unexercised portion shall be registered in the name of:


                              ------------------------------------
                                        (Please Print)

                              Address

                              ------------------------------------

                              ------------------------------------

                              Social Security No. or other
                              identifying number

                              ------------------------------------

                              Signature

                              ------------------------------------

                              ------------------------------------
                                   Print Name of Signatory

                                  FORM OF ASSIGNMENT


          FOR VALUE RECEIVED                 , hereby sells, assigns and
transfers to                      (Social Security or I.D. No.             )
the within Option, or that portion of this Option purchasable for _______ common shares together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney to transfer such Option on the register of the within named Company, with full power of substitution.



                                     ---------------------------------
                                                 (Signature)


Dated:             , 19

Signature Guaranteed:

----------------------------

                                     May 30, 1998


Avi A. Fogel
22 Hollywood Drive
Chestnut Hill, Massachusetts 02167-3070


                        Re:  Amendment to Employment Agreement


Dear Avi:

     This letter agreement shall serve to amend Section 5(a) and 5(b) of your Employment Agreement, dated May 18, 1998, with Network-1 Security Solutions, Inc. (the "Employment Agreement"), as follows:

     SECTION 5.  Compensation.

          (a) The Company shall pay to Executive an annual base salary (the "Base Salary") during the Term of Employment of $150,000 per annum, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to its executive officers, which Base Salary shall be subject to annual increases of up to 20% as the Board, in its sole discretion, may from time to time determine. Executive's Base Salary and performance shall be reviewed at least annually by the Board.

          (b) In addition to the Base Salary set forth in paragraph 5(a) above, during the term of employment, Executive shall be eligible to receive a cash bonus of up to $50,000 per annum (to be distributed as directed by the Board of Directors) subject to the discretion of the Board of Directors.

     All other terms and provisions of the Employment Agreement shall remain in full force and effect.

     If the foregoing confirms our agreement, kindly execute this letter at the appropriate place provided below:


                                   Very truly yours,

                                   Network-1 Security Solutions, Inc.

                                   By:       /s/ Robert Russo
                                      ------------------------------
                                       Robert Russo, Vice President


Agreed and Accepted:


/s/ Avi A. Fogel
-------------------------
Avi A. Fogel